Exhibit 10.5

Contract No._________

Producer No._________

HORMEL FOODS CORPORATION

1 Hormel Place, Austin MN 55912-3680

COVER SHEET TO

HOG PROCUREMENT AGREEMENT

Producer: TS Finishing, LLC
Address1: 510 S. 170th Street, Suite 104, Ames, IA 50010
Address2:
Contact Person: Steve Price
Home/Office No.:	Cell No.:	Fax No.:	E-Mail Address:
515-598-4640 ex. 266	402-350-1960		steve.price@agfeedinc.com

READ YOUR AGREEMENT CAREFULLY. This cover sheet provides only a brief summary of your Agreement. This is not the Agreement and only the terms of the Agreement are legally binding. The Agreement itself sets forth, in detail, the rights and obligations of both you and us. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR Agreement CAREFULLY.

ADDITIONAL CAPITAL INVESTMENT DISCLOSURE STATEMENT

Federal law requires disclosure that additional large capital investments may be required of you during the term of the Agreement.

MATERIAL RISK DISCLOSURE STATEMENT

Please carefully consider the following risk factors in addition to your personal animal husbandry skills, management skills, experience and knowledge before signing the Agreement.

•	Performance under the terms of the Agreement does not ensure that you will make a profit.

•	The Agreement requires that you deliver a specific quantity of pigs for the entire term of the Agreement. This may turn out not to be the most beneficial way for you to market hogs.

•	You bear all risks of production of market hogs.

•	You are responsible for compliance with all applicable federal, state and local laws and regulations.

•	We may change our policies with respect to deductions for dead, fatigued or injured hogs and non-harvestable hogs from time to time. Such changes may mean that you are paid less for the same types of hogs you delivered prior to the change.

•	You agree to incur all freight costs to deliver hogs to our plant as marked in the Agreement.

•	If you are in default or amounts you owe us are past due, we may pay you less than amounts you are otherwise due.

•	We may terminate the Agreement prior to expiration of the term of the Agreement if you are in default.

•	We may terminate the Agreement prior to expiration of the term of the Agreement if we stop harvesting hogs at the plant(s) designated for delivery of your hogs.

•	If you are in default, we have the right to pursue any and all remedies available to us at law or in equity.

•	If you default, you must pay us damages set forth in the Agreement.

Your Initials:	/s/ G	Date:	4/18/13

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TABLE OF CONTENTS

Introduction	1
Definition of “Agreement”	1
Definition of “Effective Date”	1
Definition of “PRODUCER”	1
Definition of “HORMEL FOODS”	1
1. Term	1
Definition of “Weanling Pig Agreement”	1
2. Additional Capital Investment Disclosure Statement	1
3. Hog Quantity	1
4. Price	1
Definition of “Contract Price”	1
Definition of “Base Price”	2
Definition of “Pricing Week”	2
Definition of “20-Week Corn”	2
Definition of “Omaha Corn”	2
Definition of “20-Week SBM”	2
Definition of “Decatur Meal”	2
5. PRODUCER’S Obligations	3
Definition of “DDGS”	3
Definition of “COOL”	4
Definition of “Delivery Locations”	5
Definition of “HACCP”	5
6. HORMEL FOODS’ Obligations	6
7. Default; Termination	6
Definition of “Default”	6
8. Remedies	7
9. Indemnity	7
10. Right Of Offset	7
11. No Security Interests or Liens in Hogs	7
12. Force Majeure	8
Definition of “Force Majeure Event”	8
13. Assignment; Binding Effect	8
14. Waiver	8
15. Relationship of Parties	8
16. Severability	8
17. Survival of Provisions	8
18. Amendment	8
19. Governing Law	8
20. Jurisdiction and Venue	9
21. Mediation	9
22. Authorization	9
23. Certification	9
24. Waiver of Jury Trial	9
25. Voluntary Agreement; No Guarantee of Profit	9
26. Counterparts	9

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Attachments:

Exhibit A	Quality Assurance Program and Animal Care & Handling Program
Exhibit B	Carcass Weight and Deduction Per Carcass

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Hormel foods corporation

Hog procurement agreement

This Hog Procurement Agreement (this “Agreement”) is made effective April 1, 2013 (the “Effective Date”), by and between TS Finishing, LLC, an Delaware limited liability company (referred to in this Agreement as “PRODUCER”) and Hormel Foods Corporation (referred to in this Agreement as “HORMEL FOODS”).

WHEREAS, PRODUCER is a hog producer who is willing to sell hogs to Hormel Foods, and Hormel Foods is willing to purchase hogs from PRODUCER.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. TERM. The term of this Agreement commences on the Effective Date and, unless terminated earlier in accordance with this Agreement, expires on the earlier of: (i) December 31, 2013, or (ii) when the last pig under the Weanling Pig Sales Agreement dated January 1, 2010 by and between PRODUCER and Mountain Prairie, LLC, as amended by the First Amendment to Weanling Pig Sales Agreement dated as of April 1, 2013 (the “Weanling Pig Agreement”) is delivered to HORMEL FOODS and HORMEL FOODS has made payment for such pig.

2. ADDITIONAL CAPITAL INVESTMENT DISCLOSURE STATEMENT. Federal law requires disclosure that additional large capital investments may be required of PRODUCER during the Term of this Agreement.

3. HOG QUANTITY.

(a) Quantity. PRODUCER agrees to sell to HORMEL FOODS under this Agreement, and HORMEL FOODS agrees to buy, all of the market hogs produced by PRODUCER from the weanling pigs purchased by PRODUCER under the Weanling Pig Agreement.

(b) Failure to Meet Delivery Requirements; Assumption of Risk. PRODUCER acknowledges that it bears the risk of hog production shortfalls. PRODUCER’S weekly quantities of hogs delivered must be as uniform as is possible. PRODUCER must provide HORMEL FOODS with written notice of any significant changes in its scheduled market hog production as soon as PRODUCER identifies such changes.

4. PRICE.

(a) Contract Price. The “Contract Price” for contract hogs sold to HORMEL FOODS will be a price determined as set forth below:

(1) The Base Price determined pursuant to the Section titled “Base Price;”

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(2) Minus any applicable deduction for hogs with carcass weights less than       *       pounds or more than * pounds calculated in accordance with Exhibit B;

(3) Minus any overpayments that have not been repaid as described in the Section titled “Overpayment;”

(4) Minus any offset described in the Section titled “Offset.”

(5) Minus, as set forth in the Section titled “Requirements for Delivered Hogs,” deductions for (i) costs incurred by HORMEL FOODS for disposing of dead hogs, or (ii) for fatigued or injured hogs and non-harvestable hogs.

(b)	Base Price. The “Base Price” per carcass hundredweight will be determined weekly each Friday and will be applicable for the following Pricing Week. “Pricing Week” means the 7 consecutive days from Sunday through Saturday. The weekly Base Price will be calculated as:

($ * + * + ( * * “20-Week Corn”)) + ( * * “20-Week SBM”).

The “20-Week Corn” price will be determined weekly each Friday as the average of all daily reported high and low bids or offers per bushel for Corn, US No 2 Yellow, Omaha location, as reported by United States Department of Agriculture (“USDA”) Market News in Daily National Grain Market Summary, report SJ_GR850, for the immediate 20 business weeks prior to a Pricing Week (“Omaha Corn”). The daily Omaha Corn report is available at www.ams.usda.gov/mnreports/sj_gr850.txt.

The “20-Week SBM” price will be determined weekly each Friday as the average of all daily reported high and low bids or offers per ton for 48% Soybean Meal R(ail), Decatur location, as reported by United States Department of Agriculture (“USDA”) Market News in Central Illinois Soybean Processor Report, report GX_GR117, for the immediate 20 business weeks prior to a Pricing Week (“Decatur Meal”). The daily Decatur Meal report is available at www.ams.usda.gov/mnreports/gx_gr117.txt.

(c) Overpayment. If HORMEL FOODS overpays PRODUCER for hogs, PRODUCER agrees to promptly repay any overpayment upon receipt of notice of the overpayment. If PRODUCER fails to do so, HORMEL FOODS may deduct the overpayment from the Contract Price for PRODUCER’S next delivery(ies) of hogs.

(d) Offset. The Contract Price, as adjusted by applicable premiums and discounts, to be paid to PRODUCER for contract hogs may be reduced by an offset as provided in this Agreement.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(e) Risk of Loss Passes at HORMEL FOODS’ Plant. The hogs supplied under this Agreement will be sold F.O.B. destination, and title to hogs and risk of loss of hogs pass from PRODUCER to HORMEL FOODS at HORMEL FOODS’ plant.

5. PRODUCER’S OBLIGATIONS.

(a) Promise to Perform. PRODUCER agrees and understands that HORMEL FOODS’ payment of the Contract Price as set forth in Section 4 is made in reliance upon PRODUCER’S promise to perform under this Agreement for the entire term of the Agreement.

(b) Compliance with Laws Relevant To a Hog Production Operation. PRODUCER is solely responsible for the operation and management of its hog production operation, including but not limited to proper animal care and handling. PRODUCER is solely responsible for compliance of its hog production operation with all applicable federal, state and local laws and regulations, including criminal laws relating to mistreatment of animals. Examples include laws and regulations relating to permits to operate facilities, handling and disposal of manure, and disposal of dead hogs.

(c) HORMEL FOODS’ Review and Approval of PRODUCER’S Operations. PRODUCER must allow HORMEL FOODS to review and approve the following aspects of its hog production operation at the commencement of this Agreement and any changes PRODUCER makes to these aspects:

(1) A genetic program capable of producing lean, uniform sorted hogs that consistently meet HORMEL FOODS’ requirements;

(2) Facilities to farrow and finish hogs year round and/or sources of weanling and/or feeder pigs;

(3) A balanced nutritional swine diet where the hogs’ minimum requirements are met. All feed ingredients in the swine ration must contain only ingredients or products that are USDA/Food and Drug Administration (“FDA”) approved for use in food animals. The feeding program must also follow Hormel Foods’ written recommendation on feeding of dried distiller’s grains with solubles (“DDGS”). HORMEL FOODS may in its sole discretion change the DDGS policy by providing written notice to PRODUCER;

(4) A cost and recordkeeping system; and

(5) A tracking system to comply with COOL (as defined in Section 5(d)(7) below).

(d) Requirements for Delivered Hogs. All hogs delivered by PRODUCER under this Agreement must be as follows:

(1) Top quality, healthy and wholesome hogs that pass pre and post mortem inspection;

(2) Free of foreign objects (e.g., needles);

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(3) Have a carcass weight of at least * pounds and not more than      *       pounds;

(4) Not crippled, lame, sick, overfilled or otherwise unmerchantable at time of delivery;

(5) Handled by PRODUCER and transporters in such a manner so as to promote best animal care and handling;

(6) PRODUCER is expected to have a veterinary-client-patient relationship (“VCPR”). PRODUCER must follow the guidelines set forth in FDA’s published Compliance Policy Guide (“CPG”) 7125.37 (“Proper Drug Use and Residue Avoidance by Non-Veterinarians”).

(i) PRODUCER understands HORMEL FOODS and USDA have the option to and expect to conduct random residue testing and any positives found are grounds for termination of this Agreement;

(ii) In addition to minimum withdrawal requirements set forth by law, HORMEL FOODS requires a 14-day withdrawal on any tetracyclines prior to delivery of hogs to the delivery plant; and

(7) Designated as exclusively having a “United States country of origin,” as such term is defined in the Agricultural Marketing Act of 1946, as amended, or similar legislation (referred to in this Agreement as “COOL”), and in accordance with any corresponding labeling or tracking requirements that HORMEL FOODS may require by written notice during the Term of this Agreement.

If PRODUCER brings any hogs to the delivery location that do not meet the above requirements, they will be handled according to the following procedures:

(8) Dead Hogs. PRODUCER will be assessed the costs incurred by HORMEL FOODS for disposing of any dead hogs that are delivered by PRODUCER to the delivery location and hogs that die prior to harvest. Costs associated with dead pig disposal that will be deducted by HORMEL FOODS and will be posted at each delivery location. These costs will be deducted from the total price to be paid to PRODUCER.

(9) Fatigued or Injured Hogs. Fatigued or injured animals will be paid in accordance with HORMEL FOODS’ standard policies regarding fatigued or injured hogs, which policy may be changed in HORMEL FOODS’ sole discretion by providing written notice to PRODUCER.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(10) Non-Harvestable Hogs. Non-harvestable hogs are live hogs that do not meet HORMEL FOODS’ or USDA’s requirements set forth in Section 5(d). Non-harvestable hogs must be segregated from all other hogs on any load brought to the delivery location. Non-harvestable hogs will be paid based on HORMEL FOODS’ standard policies regarding non-harvestable hogs, which policy may be changed in HORMEL FOODS’ sole discretion by providing written notice to PRODUCER.

(e) Transportation and Delivery of Hogs. PRODUCER agrees to deliver hogs under this Agreement by:

(1) Arranging transportation with transporters certified under the Transport Quality Assurance® (“TQASM”) Program of America’s Pork Producers, and incurring freight costs to deliver the hogs to the HORMEL FOODS plants located in Austin, Minnesota and Fremont, Nebraska (collectively, the “Delivery Locations”);

(2) Delivering the hogs to a delivery plant other than the Delivery Locations if so directed by HORMEL FOODS. HORMEL FOODS will pay PRODUCER for additional freight costs incurred by such delivery pursuant to HORMEL FOODS’ then current standard livestock freight schedule; and

(3) Arranging delivery with HORMEL FOODS’ Hog Procurement personnel by Wednesday of the week prior to delivery, with specific delivery days and times to be determined by HORMEL FOODS. Early, late, Sunday and holiday deliveries will be required. Time is of the essence in the delivery of hogs under this Agreement.

(f) HACCP; Quality Assurance Program and Animal Care & Handling Program. PRODUCER agrees that PRODUCER is subject to the requirements of the Quality Assurance Program and the Animal Care & Handling Program attached as Exhibit A. PRODUCER also agrees to the following:

(1) To maintain certification of the National Pork Board’s Pork Quality Assurance Plus® Program (“PQA PlusSM”) and Transport Quality Assurance® Program (“TQASM”), a Hazard Analysis and Critical Control Points (“HACCP”) program, or the highest Level of such PQA Program and/or TQA Program established in the future within six months of the Program change establishing such Level. This includes the site assessment in the current PQA PlusSM Program for each location involved in supplying hogs to HORMEL FOODS, as well as any future assessment/third party audit that may be required through the Program or by HORMEL FOODS;

(2) To comply with any HACCP or quality program established by HORMEL FOODS or any governmental agency, or by any industry-accepted group, and any change in such a program, within six months of the establishment of the program or the change.

(3) HORMEL FOODS has announced a change to the Quality Assurance Program and Animal Care & Handling Program, which change will go into effect in approximately the fall of 2013. PRODUCER agrees that it will comply with the revised program, called “Farm Animal Care and Treatment Specifications” (“FACTS”), within six months of receiving a written notice from HORMEL FOODS advising of the commencement date for the new program.

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(g) Inspection of Hogs and Facilities; Inspection of Records. PRODUCER agrees to the following:

(1) To allow HORMEL FOODS to inspect PRODUCER’S hogs and facilities during normal business hours on reasonable notice;

(2) To demonstrate to HORMEL FOODS at all times the ability to produce hogs in the quantity and of the quality required during the term of this Agreement;

(3) To demonstrate PRODUCER’S financial soundness to HORMEL FOODS at all times and provide evidence thereof to HORMEL FOODS upon request, including providing financial statements, production information, and written notice to HORMEL FOODS of any default by PRODUCER under any loan agreement with its lender(s), regardless of whether such default is declared by the lender(s).

6. HORMEL FOODS’ OBLIGATIONS.

(a) Payment for Hogs. HORMEL FOODS agrees to pay PRODUCER for contracted hogs as set forth in Section 4 for the entire term of this Agreement.

(b) Inspection and weighing. HORMEL FOODS will inspect and weigh carcasses at HORMEL FOODS’ plant.

(c) Records. HORMEL FOODS will keep all necessary records with respect to receipt, weighing and payment for all carcasses in accordance with HORMEL FOODS’ regular record retention and destruction schedule. HORMEL FOODS currently retains all P&L’s and checks for two years. Upon giving HORMEL FOODS reasonable notice, PRODUCER may inspect such records relating to its hogs during normal business hours at locations designated by HORMEL FOODS. HORMEL FOODS will supply at PRODUCER’S expense copies of such records as PRODUCER reasonably request.

7. DEFAULT; TERMINATION.

(a)	Default. For purposes of this Agreement, “Default” means:

(1) Either party breaches this Agreement and such breach remains uncured sixty (60) days after receipt from the non-defaulting party of a written notice specifying the breach;

(2) Either party manifests an intention not to perform any material obligation under this Agreement (for example, delivering hogs or accepting hogs) or manifests an intention not to cure a material breach of this Agreement;

(3) PRODUCER or its parents, subsidiaries or affiliates is in default under any other agreement with HORMEL FOODS or its parents, subsidiaries or affiliates; or HORMEL FOODS or its parents, subsidiaries or affiliates is in default under any other agreement with PRODUCER or its parents, subsidiaries or affiliates;

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(4) (i) PRODUCER’S pigs become endangered, as determined by HORMEL FOODS in its reasonable judgment, (ii) PRODUCER violates any local, state, or federal laws, regulations, permits or orders pertaining to environmental safety, or (iii) PRODUCER violates any local, state, or federal laws, regulations, permits, or orders pertaining to food safety; or

(5) Either party becomes insolvent, suspends or discontinues business operations, makes an assignment for the benefit of creditors, commences voluntary or has commenced against them involuntary bankruptcy proceedings, or voluntarily appoints or involuntarily has appointed a receiver or trustee of all or any part of their property.

(b) Termination upon Default. If the other party is in Default pursuant to Section 7(a)(1), 7(a)(2) or 7(a)(3), the non-defaulting party may terminate this Agreement by written notice to the defaulting party. Upon delivery of such a written notice of termination this Agreement will immediately terminate. This Agreement shall automatically terminate, without further action, if a Default occurs pursuant to Section 7(a)(4) or 7(a)(5). The parties’ obligations under this Section will survive termination as provided in the Section titled “Survival of Provisions”.

(c) Discontinuance of Harvest Operations at Plant. If HORMEL FOODS discontinues harvesting hogs at the Delivery Locations, then HORMEL FOODS will at its option (1) terminate this Agreement by written notice to PRODUCER, or (2) notify PRODUCER of the new designated delivery plant(s) to which PRODUCER must deliver contracted hogs. HORMEL FOODS will pay PRODUCER for any additional freight costs incurred by such delivery pursuant to HORMEL FOODS’ then current standard livestock freight schedule.

8. REMEDIES. If the other party is in Default, the non-defaulting party will have the right to pursue any and all remedies available at law or in equity, including without limitation any remedies granted by this Agreement. The remedies will be considered cumulative, with the pursuit of any one or more remedies not preventing the pursuit of any other remedies that may be available.

9. INDEMNITY. Each party will indemnify and hold the other party harmless for any and all liabilities, damages, claims, judgments, costs and expenses incurred by the other party in connection with such party’s breach of this Agreement. Such expenses will include without limitation reasonable attorneys’ fees.

10. RIGHT OF OFFSET. HORMEL FOODS may offset any amounts owed to HORMEL FOODS against any amounts otherwise due and owing to PRODUCER under this Agreement and any other agreement or transaction between the parties until all such amounts owed to HORMEL FOODS have been satisfied.

11. NO SECURITY INTERESTS OR LIENS IN HOGS. PRODUCER represents to HORMEL FOODS that all hogs sold under this Agreement are free and clear of all security interests and liens of any kind whatsoever, except the security interest of Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA and as specifically provided in a written notice received by HORMEL FOODS at least thirty (30) days prior to delivery of the hogs to HORMEL FOODS. If hogs sold under this Agreement are subject to any security interest or lien, HORMEL FOODS may make payments jointly to PRODUCER and the secured party or lien holder.

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12. FORCE MAJEURE. Neither party will be liable for damages due to delay or failure to perform any obligation under this Agreement during any period of time when performance is commercially impossible because of a Force Majeure Event. “Force Majeure Event” means strike or other labor difficulties, breakdown or damage to facilities, acts of war, acts of terrorism, pandemic human diseases, civil commotions, acts of any governmental authority, interference in telephone or electronic communications, fire, flood, windstorms, and similar causes beyond the reasonable control of the affected party. “Force Majeure Event” does not include hog health or diseases that affect the production of hogs unless they are the subject of a mandate by any governmental authority. “Force Majeure Event” also does not include financial or market conditions. A party claiming it is excused from performance by a Force Majeure Event must promptly provide the other party written notice of such Force Majeure Event and its estimated duration.

13. ASSIGNMENT; BINDING EFFECT. PRODUCER does not have the right to assign this Agreement or any of its rights or obligations under this Agreement without HORMEL FOODS’ prior written consent. PRODUCER may, however, assign this Agreement or any of its rights hereunder to its lender(s) as collateral security for any loan. This Agreement will be binding on PRODUCER’S heirs, successors and permitted assigns and on HORMEL FOODS’ successors and assigns.

14. WAIVER. Any breach of this Agreement or any right provided by this Agreement may be waived only in a writing signed by the waiving party. Any such waiver will not affect the validity of this Agreement, or the right of either party to thereafter enforce every provision of this Agreement. Any breach of this Agreement or any right provided by this Agreement may not be waived by any course of dealing or prior performance.

15. RELATIONSHIP OF PARTIES. The parties are independent contractors, with neither party in any way the legal representative or agent of the other party. Neither party has any right or authority to act for or bind the other party in any manner.

16. SEVERABILITY. If any term or provision of this Agreement is held to be illegal or in conflict with any federal, state or local law or regulation, the validity of the remainder of this Agreement will not be affected. The rights and obligations of the parties will be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid.

17. SURVIVAL OF PROVISIONS. Any provisions of this Agreement that by their terms have or may have application after the expiration or termination of this Agreement will be deemed to the extent of such application to survive the expiration or termination of this Agreement. Examples of such provisions are the Sections titled “Remedies,” “Indemnity,” “Right of Offset,” “Amendment,” “Governing Law,” “Jurisdiction and Venue,” “Mediation.”

18. AMENDMENT. This Agreement may be amended or supplemented only in writing by the parties, and not by any course of dealing or prior performance.

19. GOVERNING LAW. This Agreement and the rights of the parties hereunder will be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to conflict of laws principles, except to the extent that doing so is prohibited by the law of the State in which the principal part of the performance takes place under this Agreement, in which case this Agreement and the rights of the parties hereunder will be governed by the State in which the principal part of the performance takes place under this Agreement.

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20. JURISDICTION AND VENUE. All judicial proceedings and actions arising out of or relating to this Agreement shall be located in the Federal judicial district in which the principal part of the performance takes place under this Agreement.

21. MEDIATION. The parties agree to the use of mediation to attempt to resolve any dispute between the parties arising out of or relating to this Agreement. The mediator will have no authority to impose a settlement of any such dispute. Mediation will be conducted pursuant to the Minnesota Civil Mediation Act, Minnesota Statutes, §§ 572.31 to 572.40.

22. AUTHORIZATION. Each party represents and warrants to the other party that it has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement. The individual signing this Agreement on each party’s behalf certifies that he/she is duly authorized to execute this Agreement on behalf of such party.

23. CERTIFICATION. The parties intend that this Agreement comply with the provisions of the Minnesota Agricultural Contracts Law (Minnesota Statutes, Section 17.90 et. seq.). HORMEL FOODS intends to submit this Agreement for certification of compliance with the Minnesota Agricultural Contracts Law. The parties determined to proceed with this Agreement prior to obtaining such certification and PRODUCER agrees to such amendments of this Agreement as may be reasonably requested by HORMEL FOODS in order to obtain such certification.

24. WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY RELATED DOCUMENT OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

25. VOLUNTARY AGREEMENT; NO GUARANTEE OF PROFIT. By signing this Agreement, PRODUCER acknowledges that: (i) PRODUCER has voluntarily entered into this Agreement on PRODUCER’S own accord; (ii) PRODUCER has had adequate opportunity to consult with PRODUCER’S own attorney and accountant regarding all legal, accounting and tax consequences of this Agreement; and (iii) HORMEL FOODS and its employees and agents make no representations or guarantees of any kind whatsoever regarding the consequences or profitability of this Agreement to PRODUCER.

26. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

HORMEL FOODS CORPORATION (“HORMEL FOODS”)		TS FINISHING, LLC (“PRODUCER”)

By:	/s/ Jeff Nuytten	By:	/s/ Gerry Daignault

Print Name:	Jeff Nuytten	Print Name:	Gerry Daignault

Title:	Vice Pres. Operations, Refrig. Foods	Title:	President

Date:	4/18/13	Date:	4/18/13

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EXHIBIT A

Quality Assurance Program

and

Animal Care & Handling Program

Hormel Foods Corporation has established the following Quality Assurance Program, which includes recommended Animal Care and Handling Program (together, “Programs”) requirements. Every Producer supplying hogs, whether by written contract, verbal agreement, open market purchases, or negotiated purchases, to Hormel Foods Corporation is subject to the requirements of these Programs. Hormel Foods Corporation’s purchases of hogs from any Producer are expressly contingent upon that Producer’s compliance with these Programs.

1. Quality Assurance Program

A.	Every Producer must demonstrate to Hormel Foods that all of its employees who handle hogs are certified in National Pork Board’s Pork Quality Assurance Plus® Program (PQA PlusSM) and Transport Quality Assurance® Program (TQASM) and will maintain certification during all time periods that Producer supplies hogs to Hormel Foods. Each Producer must certify to Hormel Foods that they are complying with this requirement, using the attached certification form.

B.	All of Producer’s sites raising hogs to be supplied to Hormel Foods must achieve Site Status, as defined by the PQA Plus Program, by the later of (i) December 31, 2009, or (ii) within 90 days of first delivering hogs to Hormel Foods.

C.	Every Producer that purchases weaned pigs or feeder pigs is responsible for ensuring that the weaned pig and feeder pig suppliers have established and maintain appropriate quality assurance programs, which includes an animal care & handling program.

2. Animal Care & Handling Program

A.	Every Producer must establish and maintain an internal “Animal Care & Handling Program”. Such a program may include the following requirements:

i.	Producer should provide an animal care abuse reporting source (including a phone number with voice mail or an email address) where employees can report animal abuse or improper care. This contact information should be posted in all swine production facilities and in all locations where legal notices are usually posted for employees. In addition, the Producer should review and provide copies of this contact information to all employees on at least an annual basis.

ii.	Producer should educate and train its employees on all Standard Operating Procedures which cover all animal care and handling points from the PQA Plus and TQA programs.

iii.	Producer’s employees should affirm that they have been educated, trained and understand the animal care and handling program.

iv.	Producer’s employees should affirm that they will not abuse animals or witness abuse without reporting it immediately. Failure to report is grounds for termination.

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v.	Producers should have a continuous training program in place.

vi.	Producer should conduct self-audits on a regular basis, and should consider having third-party audits conducted annually.

B.	All Producers under written contract are legally obligated to abide by Hormel Foods’ quality assurance programs, which includes an animal care & handling program. Hormel Foods also requires that any producers selling hogs under a verbal agreement, open market purchase, or negotiated purchase, also comply with Hormel Foods’ quality assurance programs. The actions of a Producer’s employees are solely the responsibility of that Producer. The Producer’s employees are expected to abide by the same rules and regulations that apply to the Producer. If after appropriate investigation, it is determined that the Producer’s employees violated these rules and regulations, Hormel Foods expects that appropriate disciplinary action will take place.

C.	Hormel Foods Corporation may review Producer’s Animal Care & Handling Program in the normal course of business. If Producer does not have an appropriate or acceptable Animal Care & Handling Program in place, this will be considered a Breach of any Hog Procurement Agreement between Hormel Foods and Producer. The Hog Procurement Agreement may allow Producer time to cure its Breach by implementing an acceptable Program.

D.	Every Producer that purchases weaned pigs or feeder pigs is responsible for ensuring that the weaned pig and feeder pig suppliers also have an appropriate animal care & handling program.

3. Violation of Animal Care & Handling Program

A.	If Hormel Foods receives a report of inappropriate animal care involving Producer or a Producer’s employees, Hormel Foods will immediately conduct an investigation into the reported allegations. The Producer must cooperate with the investigation, with Hormel Foods Corporation, and with legal authorities.

B.	During the investigation, hog shipments from the suspected site will be suspended indefinitely. This suspension of shipments will not be deemed a breach of any written contract or verbal agreement by Hormel Foods.

C.	If after appropriate investigation, Hormel Foods has reasonably determined that animals were wrongfully abused or handled in an inappropriate manner (inconsistent with industry standard practices), in violation of Hormel Foods’ quality assurance programs, which includes an animal care & handling program, this will be deemed a Default of any Hog Procurement Agreement or verbal agreement between Hormel Foods and Producer. Upon Default, Hormel Foods reserves the right to take appropriate action up to and including immediate termination of any hog procurement supply agreement or portion thereof from the violating Producer, or immediate termination of any outstanding orders under a verbal agreement with the violating Producer.
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Contract No._________ Producer No._________

Producer Certification

The undersigned Producer hereby certifies to Hormel Foods that:

1.	All of Producer’s employees who handle hogs have been certified in National Pork Board’s Pork Quality Assurance Plus® Program (PQA PlusSM) and Transport Quality Assurance® Program (TQASM);

2.	Producer will ensure that all new employees who handle hogs will be promptly certified in PQA Plus and TQA;

3.	Producer will ensure that all employees who handle hogs will maintain certification during all time periods that Producer supplies hogs to Hormel Foods; and

4.	All of Producer’s sites raising hogs to be supplied to Hormel Foods have achieved, by the later of (i) December 31, 2009, or (ii) within 90 days of first delivering hogs to Hormel Foods, Site Status as defined by the PQA Plus Program, and that all sites will maintain Site Status during all time periods that Producer supplies hogs to Hormel Foods.

5.	Producer understands and agrees that this Quality Assurance Program and Animal Care & Handling Program will remain in effect until such time that it is replaced by Hormel Foods’ “Farm Animal Care and Treatment Specifications” (“FACTS”). Producer agrees that it will comply with FACTS within six months of receiving a written notice from Hormel Foods advising of the commencement date for FACTS.

Dated:	Signature:

Print Name:

Title:

Producer’s Legal Name and Address:

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Contract No._________ Producer No._________

EXHIBIT B

The Contract Price for all contract hogs shall be reduced by a sort loss deduction calculated using the carcass weight and deduction per carcass cwt. set forth in the following table:

*

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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